UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2012

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3041 W. Pasadena Dr. Boise, ID 83705

(Address of principal executive offices)   (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

MWI Veterinary Supply, Inc. today announced that its wholly-owned subsidiary, MWI Veterinary Supply Co. (“MWI”) and Medical Management International Inc, dba Banfield Pet Hospital (“Banfield”) have entered into an Agreement for Logistics Services and an Agreement for Product Purchases (the “Agreements”).  The terms of the Agreements are similar to the prior contracts that were in place between MWI and Banfield.  MWI will continue to be the supplier of logistics to Banfield for product delivery.  The Agreements became effective as of December 1, 2012 and the initial term expires on November 30, 2013 with provisions for annual review and renewal.

The information in this Current Report on Form 8-K is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     MWI VETERINARY SUPPLY, INC.
Date: December 19, 2012	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President and Chief Financial Officer